Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated October 31, 2008, relating to the combined financial statements of the ARAM Group of Companies, which appears in the Current Report on Form 8-K/A of ION Geophysical Corporation dated November 3, 2008. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Chartered Accountants
Calgary, Alberta
December 17, 2008